Exhibit 99.1

CALIBER ANNOUNCES SECOND QUARTER 2024
EARNINGS RELEASE AND CONFERENCE CALL

SCOTTSDALE, Ariz., July 29, 2024 – Caliber (the “Company” or “CaliberCos Inc.”) (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that it will release its second quarter 2024 financial results after the close of the market on Monday, August 12, 2024. Management invites all interested parties to its webcast/conference call the same day at 5:00 pm ET to discuss the results.

Investors and interested parties can access the live earnings call by dialing 1-800-717-1738 (domestic) or 1-646-307-1865 (international).

To listen to the call online, investors can visit the investor relations page of Caliber’s website at https://ir.caliberco.com/. The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Additional details:
The news release and presentation materials will also be available on the Investor Relations site under "Financial Results." A replay of the call will be available for 14 days by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international) with conference ID 13746521.

About Caliber
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. or invest directly in our Private Funds.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com